UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2008

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17876 St. Clair Avenue, Cleveland, Ohio		44110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 4, 2008, WAM Acquisition Corp. ("WAC"), an indirect subsidiary of Brush Engineered Materials Inc. ("Brush"), completed the previously announced acquisition of substantially all of the assets of Techni-Met, Inc. ("Techni-Met") relating to Techni-Met’s manufacturing of precision coating materials, including, without limitation, the vacuum deposition of inorganic materials onto flexible polymeric films. The acquisition was completed pursuant to the Asset Purchase Agreement, dated as of December 20, 2007, by and between WAC (as assignee of Williams Advanced Materials Inc., a subsidiary of Brush ("WAM")) and Techni-Met.

The purchase price was approximately $90 million, subject to adjustments for working capital and the value of precious metal inventories, plus assumed liabilities and is being financed with internally generated cash and borrowings of approximately $30 million under Brush’s existing Credit Agreement, dated as of November 7, 2007, by and among Brush, Williams Advanced Materials (Netherlands) B.V., JPMorgan Chase Bank, National Association, as administrative agent for itself and the other lenders party thereto, and several banks and other financial institutions or entities from time to time party thereto (the "Credit Agreement"). Certain of the lenders and other parties under the Credit Agreement and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Brush and its subsidiaries for which they have received, and will receive, customary fees and expenses.

WAM was one of the largest suppliers to Techni-Met during 2005, 2006 and 2007.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

To the extent required, the financial statements required by this item will be filed by amendment not later than 71 calendar days after the date this initial report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

To the extent required, the pro forma financial information required by this item will be filed by amendment not later than 71 calendar days after the date this initial report on Form 8-K is required to be filed.

(d) Exhibit 99.1 - Press release, dated February 4, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

February 5, 2008	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Brush Engineered Materials Inc. press release dated February 4, 2008